UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2016

THE TRADE DESK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37879	27-1887399
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

42 N. Chestnut Street

Ventura, California 93001

(Address of principal executive offices) (Zip Code)

(805) 585-3434

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 23, 2016, The Trade Desk, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Amended and Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the initial public offering of shares of its Class A common stock.  The Company’s board of directors and stockholders previously approved the Amended and Restated Certificate to be filed in connection with the closing of the initial public offering.  The Amended and Restated Charter became effective prior to the closing of the Company’s initial public offering on September 26, 2016.

The Amended and Restated Certificate amends and restates the Company’s certificate of incorporation in its entirety to, among other things: (i) eliminate all references to the previously existing series of preferred stock; (ii) authorize 100,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iii) eliminate the ability of stockholders to call special meetings of stockholders; (iv) provide that the board of directors is classified into three classes with staggered, three-year terms and that directors may only be removed for cause; (v) permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships; (vi) provide that vacancies on the board of directors may be filled only by a majority of directors then in office, even though less than a quorum; (vii) prohibit cumulative voting in the election of directors; (viii) require super-majority voting to amend certain provisions in the bylaws and the Amended and Restated Certificate; (ix) permit the board of directors to alter the bylaws without obtaining stockholder approval; and (x) designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions, including, but not limited to, derivative actions or proceedings brought on behalf of the Company or actions asserting claims of breach of a fiduciary duty owned by, or other wrongdoing by, any of the Company’s directors, officers, employees or agents to the Company or the Company’s stockholders.

The foregoing description of the provisions of the Amended and Restated Certificate is qualified by reference to the Amended and Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On September 26, 2016, in connection with the closing of the initial public offering, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), previously approved by the Company’s board of directors to become effective in connection with closing of the initial public offering, became effective.  The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (ii) establish procedures relating to the nomination of directors; and (iii) conform certain provisions of the Amended and Restated Bylaws to the Amended and Restated Certificate.

The foregoing description of the amendments made by the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01.             Other Events.

On September 26, 2016, the Company completed its initial public offering of 5,366,667 shares of its Class A common stock, which includes the exercise in full by the underwriters of their option to purchase 700,000 shares of Class A common stock from certain selling stockholders, in each case, at a price to the public of $18.00 per share.  A copy of the press release announcing the closing of the initial public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of The Trade Desk, Inc.

3.2	Amended and Restated Bylaws of The Trade Desk, Inc.

99.1	Press release dated September 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC.

Date: September 29, 2016	By:	/s/ Paul E. Ross
Paul E. Ross
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of The Trade Desk, Inc.

3.2	Amended and Restated Bylaws of The Trade Desk, Inc.

99.1	Press release dated September 26, 2016.